Nicor Gas Company

Form 10-K/A

Exhibit 23.01

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-65486 of Northern Illinois Gas Company on Form S-3 of our report (which expresses an unqualified opinion and includes an explanatory paragraph related to the restatement described in the Restatement note), dated February 28, 2003, appearing in this Annual Report on Form 10-K/A of Northern Illinois Gas Company for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Chicago, IL

March 7, 2003